UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2012

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

As previously disclosed, on September 2, 2011, Genta Incorporated, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “September 2011 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue up to $12.7 million of units (the “2011 Units”), each 2011 Unit consisting of (i) 12.00% senior secured convertible promissory notes due September 9, 2021, convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at an initial conversion rate of 671,040 shares of Common Stock for every $1,000 of principal and accrued interest due under the notes (the “G Notes”), (ii) 12.00% senior secured cash collateralized convertible promissory notes due September 9, 2021, convertible into shares of Common Stock at an initial conversion rate of 671,040 shares of Common Stock for every $1,000 of principal and accrued interest due under the notes (the “H Notes”, together with the G Notes, the “September 2011 Notes”), (iii) senior secured convertible promissory note warrants to purchase an amount of G Notes equal to the G Notes purchased at the closing, at an exercise price of $1,000 per warrant (the “G Warrants”), which purchase price may be paid through a cashless “net exercise” feature, and (iv) senior secured cash collateralized convertible promissory note warrants to purchase an amount of G Notes equal to the H Notes purchased at closing, at an exercise price of $1,000 per warrant (the “H Warrants,” together with the G Warrants, the “September 2011 Debt Warrants”), which purchase price may also be paid through a cashless “net exercise” feature.  The issuance of the September 2011 Notes and September 2011 Debt Warrants in exchange for $12.7 million is referred to herein as the “September 2011 Financing.”

On February 15, 2012, the Company entered into an amendment agreement (the “Thirteenth Amendment Agreement”) with certain investors in the September 2011 Financing to amend the terms of the September 2011 Purchase Agreement to extend the deadline for the Company to effect a reverse stock split.  As a result of the Thirteenth Amendment Agreement, absent any further waiver or amendment, the reverse split must be implemented by April 16, 2012. The Company sought this amendment to the September 2011 Purchase Agreement to enable the continuation of ongoing discussions regarding corporate partnership opportunities for tesetaxel.

A complete copy of the Thirteenth Amendment Agreement is attached as an exhibit to this Form 8-K.  The foregoing description of the Thirteenth Amendment Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Thirteenth Amendment Agreement dated February 15, 2012 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated:           February 15, 2012